                                                EXHIBIT 99.4


              OCCIDENTAL PETROLEUM CORPORATION
            STOCK APPRECIATION RIGHTS AGREEMENT



Name of Grantee: ____________________________________________

Date of Grant: ______________________________________________

Number of Stock Appreciation Rights: ________________________

Base Price:1 ________________________________________________

Vesting Schedule:

        Vesting Date              Vesting Percentage
        ------------              ------------------

         _________                       _____

         _________                       _____

         _________                       _____


AGREEMENT (the "Agreement") made as of the Date of Grant by and between OCCIDENTAL PETROLEUM CORPORATION, a Delaware corporation (hereinafter called "Occidental," and, col-lectively with its Subsidiaries, the "Company"), and Grantee.


      1. GRANT OF STOCK APPRECIATION RIGHTS. Subject to and upon the terms, conditions, and restrictions set forth in this Agreement and in the Occidental Petroleum Corporation 1995 Incentive Stock Plan (the "Plan"), Occidental hereby grants to Grantee as of the Date of Grant the number of stock appreciation rights ("SARs") set forth above. Each SAR entitles the Grantee, upon exercise thereof in the manner and subject to the limitations described below, to receive from the Company an amount equal to _____%2 of the excess of the Fair Market Value per Share on the exercise date over the Base Price (the "Spread"). The SARs granted hereby are freestanding SARs and are not granted in tandem with any stock option.




----------------------------------
      1 Not less than the Fair Market Value per Share on the Date of Grant.

      2 Not greater than 100%.

     2. TERM OF SARS. The term of the SARs shall commence on the Date of Grant and, unless earlier terminated in accordance with Section 6 hereof, shall expire _____ (__)3 years from the Date of Grant.

     3. RIGHT TO EXERCISE. Subject to the expiration or earlier termination of the SARs, on each Vesting Date the number of SARs equal to the Vesting Percentage multiplied by the initial number of SARs specified in this Agreement shall become exercisable on a cumulative basis until these SARs are fully exercisable. SARs that are exercisable under this Agreement may be exercised in whole on in part.

     4. SARS NONTRANSFERABLE. The SARs granted hereby shall be neither transferable nor assignable by Grantee other than by will or by the laws of descent and distribution and may be exercised, during the lifetime of Grantee, only by Grantee, or in the event of his or her legal incapacity, by his or her guardian or legal representative acting on behalf of the Grantee in a fiduciary capacity under state law and court supervision.

     5.   NOTICE OF EXERCISE; PAYMENT.

          (a) To the extent then exercisable, SARs shall be exercised by oral or written notice to Occidental stating the number of SARs under this Agreement being exercised; provided, however, that each exercise of an SAR hereunder and each election by the Grantee as to the form of payment hereunder may be made only during the period beginning on the third business day following the date of each release by Occidental for publication of a regular quarterly or annual statement of sales and earnings and ending on the twelfth business day following such date. The date of such notice shall be the exercise date. Any oral notice of exercise shall be confirmed in writing to Occidental before the close of business the same day.

          (b) The amount payable by Occidental upon the exercise of an SAR shall be equal to the number of SARs being exercised multiplied by _____% of the Spread. Such amount shall be paid within _____ days of receipt by Occidental of the written notice of exercise.

         [(c) The amount payable shall be paid by Occidental in its sole discretion, in cash, Common Stock, or any combination thereof [; provided, however, that the amount of cash shall not be less than _____% of the amount payable].]

         [(c) The amount payable shall be paid by Occidental in cash, Common Stock, or any combination thereof, as the Grantee shall direct in the written notice of exercise. [The Committee, in its sole discretion may at any time thereafter disapprove


---------------------------------
     3 Not greater than 10 years.

such election and direct that the Grantee receive such amount entirely in cash or in whole shares of Common Stock except for cash in lieu of any fractional shares.]]

         [(c)   The   amount   payable  shall  be  paid   by
Occidental entirely in cash.]

         [(d) Any Common Stock provided in payment of the SARs shall be valued at the Fair Market Value thereof on the exercise date.]

      6.    TERMINATION OF AGREEMENT.  The Agreement and the
SARs  granted  hereby  shall  terminate  automatically   and
without further notice on the earliest of the following dates:

          (a) Eighteen months after the Grantee ceases to be an employee of the Company by reason of (i) termination of employment under circumstances (other than retirement as described in (d)(ii) below) determined by the Board to be for the convenience of the Company or (ii) the Grantee's permanent disability, if the Grantee becomes permanently disabled while an employee of the Company;

          (b) One year after the death of the Grantee if the Grantee dies while an employee of the Company;

          (c) Immediately upon the voluntary resignation of the Grantee other than in connection with retirement as provided in (d)(ii) below;

          (d) Thirty calendar days after the Grantee ceases to be an employee of the Company for any reason other than
(i)  as  described in Section 6(a), 6(b) or 6(c)  hereof  or
(ii) the Grantee's retirement under a retirement plan of the Company at or after the earliest voluntary retirement age provided for in such retirement plan or retirement at an earlier age with the consent of the Board; or

          (e)  Ten years from the Date of Grant.

In the event that the Grantee commits an act that the Committee determines to have been intentionally committed and materially inimical to the interests of the Company, the Agreement shall terminate at the time of that determination notwithstanding any other provision of this Agreement. This Agreement shall not be exercisable for any number of SARs in excess of the number of SARs for which this Agreement is then exercisable on the date of termination of employment. For the purposes of this Agreement, the continuous employment of the Grantee with the Company shall not be deemed to have been interrupted, and the Grantee shall not be deemed to have ceased to be an employee of the Company, by reason of the transfer of his employment among the Company and its Subsidiaries or an approved leave of absence.

     7. ACCELERATION OF SARS. In the event of a Change of Control, the SARs granted hereby shall become immediately exercisable. For purposes of this Agreement, "Change of Control" means the occurrence of any of the following events:

          (a) any "person," as such term is used in Sections 13(d) and 14(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act") (other than the Company, any trustee or other fiduciary holding securities under an employee benefit plan of the Company or any company owned, directly or indirectly, by the stockholders of Occidental in substantially the same proportions as their ownership of the Common Stock of Occidental), is or becomes after the effective date of the Plan as provided in Section 16 of the Plan (the "Effective Date") the "beneficial owner" (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of Occidental (not including in the securities beneficially owned by such person any securities acquired directly from Occidental or its affiliates) representing 50 percent or more of the combined voting power of Occidental's then-outstanding securities;

          (b) during any period of two consecutive years (not including any period prior to the Effective Date), individuals who at the beginning of such period constitute the Board, and any new director (other than a director designated by a person who has entered into an agreement with the Company to effect a transaction described in clause
(a), (c), or (d) of this definition) whose election by the Board or nomination for election by Occidental's stockholders was approved by a vote of at least two thirds (2/3) of the directors then still in office who either were directors at the beginning of the period or whose election or nomination for election was previously so approved, cease for any reason to constitute at least a majority of the Board; or

           (c) the stockholders of Occidental approve a merger or consolidation of Occidental with any other corporation, other than (i) a merger or consolidation that would result in the voting securities of Occidental outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity), in combination with the ownership of any trustee or other fiduciary holding securities under an employee benefit plan of the Company, at least 50 percent of the combined voting power of the voting securities of Occidental or such surviving entity outstanding immediately after such merger or consolidation or (ii) a merger or consolidation effected to implement a recapitalization of the Company (or similar transaction) in which no person acquires more than 50 percent of the combined voting power of Occidental's then-outstanding securities; or

          (d) the stockholders of Occidental approve a plan of complete liquidation of the Company or an agreement for the sale or disposition of all or substantially all of the Company's assets;

provided, however, that prior to the occurrence of any of the events described in clauses (a) through (d) above, the Board may determine that such event shall not constitute a Change of Control for purposes of this Agreement.

      8. NO EMPLOYMENT CONTRACT. Nothing contained in this Agreement shall confer upon Grantee any right with respect to continuance of employment by the Company, nor limit or affect in any manner the right of the Company to terminate the employment or adjust the compensation of Grantee.

      9. TAXES AND WITHHOLDING. If the Company shall be required to withhold any federal, state, local or foreign tax in connection with the exercise of any SARs, the Grantee shall pay the tax or make provisions that are satisfactory to the Company for the payment thereof; provided, however, that if the amount payable to the Grantee upon exercise is payable, in whole or in part, in Common Stock, the Grantee shall satisfy such withholding obligation by first surrendering to the Company all or a portion of the shares of Common Stock that are issued or transferred to the Grantee upon the exercise of the SARs. Any shares of Common Stock so surrendered by the Grantee shall be credited against any such withholding obligation at the Fair Market Value of such shares on the date of such surrender.

      10. COMPLIANCE WITH LAW. The Company shall make reasonable efforts to comply with all applicable federal and state securities laws; provided, however, notwithstanding any other provision of this Agreement, no SAR shall be exercisable if the exercise thereof would result in a violation of any such law.

      11. ADJUSTMENTS. The Committee shall make such adjustments in the Base Price and the number or kind of shares of stock covered by the SARs that the Committee may in good faith determine to be required to prevent any dilution or expansion of the Grantee's rights under this Agreement that otherwise would result from (a) any stock dividend, stock split, combination of shares, recapitalization or other change in the capital structure of the Company, or (b) any merger, consolidation, spin-off, spin-out, split-off, split-up, reorganization, partial or complete liquidation or other distribution of assets, issuance of warrants or other rights to purchase securities, or any other corporate transaction or event having an effect similar to any of foregoing. In the event of any such transaction or event, the Committee may provide in substitution for any or all of the Grantee's rights under this Agreement such alternative consideration as the Committee may in good faith determine to be appropriate under the circumstances and may require the surrender of all rights so replaced.

      12. RELATION TO OTHER BENEFITS. Any economic or other benefit to the Grantee under this Agreement shall not be taken into account in determining any benefits to which the Grantee may be entitled under any profit-sharing, retirement or other benefit or compensation plan maintained by the Company and shall not affect the amount of any life insurance coverage available to any beneficiary under any life insurance plan covering employees of the Company.

      13. AMENDMENTS. Any amendment to the Plan shall be deemed to be an amendment to this Agreement to the extent that the amendment is applicable hereto;

provided, however, that no amendment shall adversely affect the rights of the Grantee under this Agreement without the Grantee's consent.

      14. SEVERABILITY. In the event that one or more of the provisions of this Agreement shall be invalidated for any reason by a court of competent jurisdiction, any provision so invalidated shall be deemed to be separable from the other provisions hereof, and the remaining provisions hereof shall continue to be valid and fully enforceable.

      15. RELATION TO PLAN. This Agreement is subject to the terms and conditions of the Plan. In the event of any inconsistent provisions between this Agreement and the Plan, the Plan shall govern. Capitalized terms used herein without definition shall have the meanings assigned to them in the Plan.

      16. SUCCESSORS AND ASSIGNS. Without limiting Section 4 hereof, the provisions of this Agreement shall inure to the benefit of, and be binding upon, the successors, administrators, heirs, legal representatives and assigns of Grantee, and the successors and assigns of the Company.

      17. GOVERNING LAW. The interpretation, performance, and enforcement of this Agreement shall be governed by the laws of the State of Delaware.

      18. NOTICES. Any notice to the Company provided for herein shall be given to its Secretary at 10889 Wilshire Boulevard, Los Angeles, California 90024, and any notice to Grantee shall be addressed to said Grantee at his or her address currently on file with the Company. Except as otherwise provided herein, any written notice shall be deemed to be duly given if and when delivered personally or deposited in the United States mail, first class registered mail, postage and fees prepaid, and addressed as aforesaid. Any party may change the address to which notices are to be given hereunder by written notice to the other party as herein specified (provided that for this purpose any mailed notice shall be deemed given on the third business day following deposit on the same in the United States mail).

      IN  WITNESS  WHEREOF,  the  Company  has  caused  this
Agreement  to  be  executed  on  its  behalf  by  its   duly
authorized officer and Grantee has also executed this Agreement in duplicate, as of the day and year first above written.

                         OCCIDENTAL PETROLEUM CORPORATION


                         By: ___________________________

                         _______________________________
                                     Grantee